UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2019

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 Turnpike Rd Southborough, Massachusetts	01772
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VRTU	The NASDAQ Stock Market LLC

Item 5.07.  Submission of Matters to a Vote of Security Holders

Virtusa Corporation’s (the “Company”) annual meeting of shareholders was held on Tuesday, September 17, 2019 in Southborough Massachusetts. The matters voted on and the results of the vote were as follows:

1. (a) The Company’s shareholders elected the following class III directors to each serve for a three-year term or until a successor is elected or qualified or until his earlier resignation or removal.

DIRECTOR NOMINEE	FOR	WITHHELD	NON VOTES

Kris Canekeratne	28,567,668	127,762	1,855,750
Barry R. Nearhos	28,624,580	70,849	1,855,750

(b) The holders of the Series A Convertible Preferred Stock elected the following Series A director to serve until a successor is elected or qualified or until such Series A director’s right to hold the office terminates.

SERIES A NOMINEE	FOR	AGAINST	ABSTAIN

Vikram S. Pandit	3,000,000	—	—

*Represents all of the Series A Convertible Preferred Stock held by the holder of the Series A Convertible Preferred Stock.

2. Our shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020.

Number of Votes

FOR	AGAINST	ABSTAIN

30,218,765	326,827	5,588

3. To approve, on an advisory basis, the compensation of our named executive officers.

Number of Votes

FOR	AGAINST	ABSTAIN	NON VOTES

28,029,461	660,735	5,234	1,855,750

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: September 17, 2019	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer
(Principal Financial and Accounting Officer)